AMENDMENT TO
CORPORATE GUARANTY

This Amendment to Corporate Guaranty (the “Subsidiary Amendment”) is made and entered into on July 3, 2008, by and between Charles Hill Drilling, Inc. (the “Guarantor”) and HD Special-Situations, LP (the “Lender”).

A. the Guarantor and the Lender have previously entered into a Subsidiary Guaranty dated May 20, 2008 (the “Guaranty”), in connection with an aggregate of $1,500,000 in loans from the Lender to Knight Energy Corp. (the “Debtor”).

B. Pursuant to Section 3(c) of the Guaranty, the Guarantor and the Lender now desire to amend the Guaranty as set forth herein in order for it to also apply to an additional $2,500,000 which is being loaned by the Lender to the Debtor concurrently herewith.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Amendment to Recital A. Recital A of the Guaranty is hereby deleted in its entirety and replaced with the following:

“A. The Lender has advanced an aggregate of $4,000,000 (the “Loan”) to Knight Energy Corp. (the “Debtor”), to be repaid pursuant to four of the Debtor’s 15% Senior Secured Promissory Notes (individually, a “Note;” collectively, the “Notes”).”

2. Amended Reference to Certain Documents. All references in the Guaranty to “Security Agreement,” “Guaranty” and “Deed of Trust, Security Agreement, Assignment of Production and Financing Statement” shall include all amendments to those documents.

3. Ratification of Remaining Terms. Except as expressly set forth in this Amendment, all of the terms and provisions of the Guaranty shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Amendment to be duly executed by their respective authorized persons on the date first written above.

CHARLES HILL DRILLING, INC.

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By:
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HD SPECIAL-SITUATIONS, LP

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